Exhibit 99.1

Accendra Health Updates on Capital Allocation and CEO Succession Timing Plans

RICHMOND, VA – August 17, 2026 – Accendra Health (the “Company”) is providing an update on its capital allocation plans and the timeline for the replacement of its chief executive officer.

Given recent market conditions, the Company has determined that it is in the best interest of stakeholders not to put in place an at-the-market issuance program. The program was intended to allow the Company to opportunistically issue modest amounts of equity over time, with the proceeds to be used to reduce outstanding indebtedness, including debt trading at discounts to par value. The program was never intended as a source of liquidity for the Company. Not implementing the program will have no impact on the Company’s results of operations or published guidance.

In addition, with increasing cash collections and strengthening progress in resolving payor collection issues, the Company remains confident in its liquidity position. The Company was undrawn on its $300 million revolving credit facility at the end of the second quarter and does not expect to rely on that facility other than to address occasional working capital fluctuations. The Company remains committed to strengthening its balance sheet and reducing leverage.

The Company is also providing an update on the opportunistic sale of two non-core assets. The first of these sales closed in the third quarter and the second is expected to close before the end of the year. Together these sales represent a cash injection of approximately $45 million in the third and fourth quarters of the year and will have de minimus impact on the Company’s Adjusted EBITDA.

The Company is also providing an update on its announcement regarding the CEO succession plan. The Company’s Board of Directors has maintained a comprehensive, long-standing CEO succession planning process supported by leading executive search and advisory firms. Following Mr. Pesicka’s formal announcement of his intention to retire by the end of 2026, the Board promptly advanced the next phase of its succession process and has been actively evaluating candidates. The Board has identified a strong pipeline of potential candidates with the experience and capabilities needed to lead the Company into its next phase of growth. The Board currently expects to announce a successor by mid-September 2026, positioning the Company for a timely leadership transition well ahead of Mr. Pesicka’s planned retirement. Mr. Pesicka will continue to serve as CEO until his successor is in place and will serve in an advisory capacity following the transition to support continuity and an orderly handoff.

Safe Harbor

This release is intended to be disclosure through methods reasonably designed to provide broad, non-exclusionary distribution to the public in compliance with the SEC’s Fair Disclosure Regulation. This release contains certain “forward looking” statements made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, the statements in this release regarding our future prospects and performance, including our expectations with respect to our financial performance, our 2026 financial results, our expectations regarding the performance of our business following the completion of the sale of the Products & Healthcare Services business, uncertainty about the time required to select and appoint the Company’s next President and CEO, our cost saving initiatives, future indebtedness and growth, industry trends, as well as statements related to our expectations regarding the performance of our business, including our ability to address macro and market conditions. Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results in future periods to differ materially from those projected or contemplated in the forward-looking statements. Investors should refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 20, 2026, including the section captioned “Item 1A. Risk Factors,” as applicable, and subsequent quarterly reports on Form 10-Q and current reports on Form 8-K filed with or furnished to the SEC, for a discussion of certain known risk factors that could cause the Company’s actual results to differ materially from its current estimates. These filings are available at www.accendrahealth.com. Given these risks and uncertainties, the Company can give no assurance that any forward-looking statements will, in fact, transpire and, therefore, cautions investors not to place undue reliance on them. The Company specifically disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

About Accendra Health

Accendra Health, Inc. (NYSE: ACH) is a leading nationwide provider of products, technology, and services that support health beyond the hospital for millions of people each year. We connect patients, providers, and insurers, delivering innovative solutions that help promote better health outcomes and improve quality of life for people living with chronic, complex health conditions. Backed by the industry-leading expertise of our Apria and Byram brands, Accendra Health is reimagining the future of home-based care. To learn more about our broad portfolio of essentials for diabetes, sleep health, wound care, respiratory care, urology, and ostomy, visit www.accendrahealth.com.

CONTACT:

Investors

Will Parrish

Vice President | Strategy, Corporate Development, & Investor Relations

Investor.Relations@accendra.com

Media

Darla Turner

media@accendra.com

ACH-CORP

ACH-IR

SOURCE: Accendra Health, Inc.

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